FOR IMMEDIATE RELEASE

December 8, 2014

Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q4 AND FISCAL YEAR END RESULTS

Good Times’ Restaurant Level Operating Profit up 22%

Seventeenth Consecutive Quarter of Increased Same Store Sales

Conference Call Tuesday, December 9. 2014, at 9:00 a.m. MST/11:00 EST

(GOLDEN, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and a licensee of Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the fourth fiscal quarter and fiscal year ended September 30, 2014.

Key highlights of the Company’s financial results include:

•

Same store sales for company-owned Good Times restaurants increased 11.9% for the quarter on top of last year’s increase of 18.2%, which was the seventeenth consecutive quarter of increasing same store sales

•

Restaurant Level Operating Profit for Good Times restaurants increased 22%, or $208,000 over last year during the quarter and increased 57.2%, or $1,552,000 over the prior year to $4,266,000 for the fiscal 2014 year (see schedule below)

•

Restaurant Level Operating Profit for Bad Daddy’s restaurants (see schedule below) was $109,000 during the quarter, with the second restaurant open for only two months and four days of the quarter

•

The Restaurant Level Operating margin for Good Times restaurants increased by 170 basis points to 16.7% from 15% last year during the quarter and by 450 basis points to 16.5% from 12% last year for the fiscal year (see schedule below)

•

Preopening costs related to the development of the initial Bad Daddy’s Burger Bar restaurants in Colorado were $214,000 during the quarter

•

Subsequent to the quarter’s end, the Company announced the opening of a new Good Times restaurant on November 21, 2014

•

The Affiliate Investment Income from the Company’s 48% ownership of Bad Daddy’s Franchise Development LLC was $11,000 during the quarter and a loss of $146,000 for the year

•

Net Loss for the quarter decreased to $58,000 from $85,000 last year, even with an increase in general and administrative expenses of $248,000 from last year related to Bad Daddy’s development, management bonuses, stock compensation expense, an increase in investor relations expenses and with preopening expenses $150,000 higher than in the same quarter last year

•

The Company ended the quarter with $9.9 million in cash with minimal long term debt, which includes the net proceeds from the exercise of approximately 97% of the Series B warrants and approximately 50% of the Series A warrants. Subsequent to the quarter’s end the Company announced that a total of 2,450,100 Series A Warrants, representing 97% of the outstanding Series A Warrants, and 100% of the 154,000 Underwriter Warrants, were exercised by the holders.  Total gross proceeds from all warrants exercised in fiscal 2014 were approximately $9,100,000, and no other warrants remain outstanding.  Warrant proceeds subsequent to the fiscal year end yielded $3.2 million in proceeds.

“The newest Bad Daddy’s restaurant and the newest Good Times restaurant both opened at record sales levels, and as a result, we anticipate that our operating margins will continue to improve as we leverage both our same store sales increases and the opening of restaurants with above average sales,” said Boyd Hoback, President and CEO. He added, “We saw continued high commodity cost pressures in our fourth quarter and anticipate those continuing in our first fiscal quarter with a higher cost of sales margin, with beef costs remaining high throughout fiscal 2015. However, we are seeing some relief in bacon and dairy costs and anticipate taking another small price increase in January, 2015 to mitigate any negative impact to our cost of sales beyond the first quarter.”

Commenting on Good Times’ continued sales growth and development, Hoback added, “We anticipate using the majority of our cash flow generated from Good Times to complete the remodeling of existing restaurants in fiscal 2015 and early 2016 and allocate most of our cash on hand for the development of new Bad Daddy’s restaurants.  That being said, the continued growth in Good Times’ sales and the opening of our latest store at very high sales volume creates a very compelling model for accelerating its growth and development.  We anticipate opening another Good Times restaurant in mid-spring 2015 and are negotiating on additional Good Times sites to the extent we can find high quality, retail pad sites in our remaining trade areas along the front range of Colorado.”

Regarding Bad Daddy’s development, Hoback said “We are opening our third Bad Daddy’s in early January 2015, which is a little later than originally planned due to delays with the city and the landlord, and we anticipate an additional four to five Bad Daddy’s later in 2015.  Our initial franchisee in South Carolina has signed a franchise agreement for Knoxville, Tennessee, Bad Daddy’s International has another store under development in Charlotte, North Carolina, and we are continuing discussions with several franchise groups for multi-unit development as we continue to show success of the concept in multiple markets.”

Conference Call

Management will host a conference call to discuss its 2014 fiscal year financial results on Tuesday, December 9, 2014 at 9:00 a.m. Mountain/11:00 a.m. Eastern Time.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, Scott LeFever, Chief Operating Officer and Susan Knutson, Controller.

The conference call can be accessed live over the phone by dialing (866) 209-0088.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 37 restaurants.

GTIM also operates Bad Daddy’s Burger Bar restaurants as a licensee of the concept through its wholly owned subsidiary, BD of Colorado LLC and plans to franchise Bad Daddy’s Burger Bar restaurants through its 48% ownership of Bad Daddy’s Franchise Development LLC.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:

Good Times Restaurants Inc.

Boyd E. Hoback, President and CEO, (303) 384-1411

Christi Pennington (303) 384-1440

Gary Heller (914) 813-8547

Mike Porter, Porter, LeVay & Rose (212) 564-4700

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
Statement of Operations	2014	2013	2014	2013
Net Revenues:
Restaurant sales	$ 8,212	$ 6,431	$ 27,662	$ 22,523
Area development and franchise fees	0	13	6	13
Franchise revenues	101	90	369	356
Total net revenues	8,313	6,534	28,037	22,892

Restaurant Operating Costs:
Food and packaging costs	2,801	2,152	9,273	7,655
Payroll and other employee benefit costs	2,749	2,126	9,309	7,809
Restaurant occupancy costs	996	910	3,606	3,333
Other restaurant operating costs	391	279	1,286	1,012
New store preopening costs	220	70	669	99
Depreciation and amortization	199	182	682	719
Total restaurant operating costs	7,356	5,719	24,825	20,627

General and administrative costs	780	532	2,363	1,703
Advertising costs	209	201	988	905
Franchise costs	32	19	96	67
Loss (Gain) on disposal of restaurants and equipment	3	68	(16)	(18)
Loss from Operations	(67)	(5)	(219)	(392)

Other Income (Expenses):
Interest expense, net	0	1	5	(44)
Other income (expense)	(2)	(2)	(10)	(6)
Affiliate investment loss	11	(79)	(146)	(102)
Total other expenses, net	9	(80)	(151)	(152)
Net Loss	($58)	($85)	($370)	($544)
Income attributable to non-controlling interest	(91)	(78)	(320)	(143)
Net Loss attributable to Good Times Restaurants Inc	($149)	($163)	($690)	($687)
Preferred stock dividends	0	30	59	120
Net Loss attributable to common shareholders	($149)	($193)	($749)	($807)

Basic and diluted loss per share:
Net loss attributable to common shareholders	($0.02)	($0.07)	($0.12)	($0.27)

Weighted Average Common Shares Outstanding:
Basic & Diluted	7,643	2,726	6,152	2,967

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	September 30,	September 30,
Balance Sheet Data	2014	2013
	(In thousands)
Cash & cash equivalents	$ 9,894	$ 6,143
Current assets	10,391	6,641
Property and Equipment, net	5,754	2,851
Other assets	736	383
Total assets	$ 16,881	$ 9,875

Current liabilities, including capital lease obligations and long-term debt due within one year	2,550	1,807
Long-term debt due after one year	177	20
Capital lease obligations due after one year	42	74
Other liabilities	791	653
Total liabilities	$ 3,560	$ 2,554
Stockholders’ equity	$ 13,321	$ 7,321

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations and Net Loss

(In thousands, except percentage data)

	Good Times Drive Thru Inc.				Bad Daddy’s of Colorado, LLC
	Three Months Ended September 30,				Three Months Ended September 30,
	2014		2013		2014		2013
Restaurant Sales	$ 7,006	98.6%	$ 6,431	98.4%	$ 1,206	100%	$ 0
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,404	34.3%	2,152	33.5%	397	32.9%	0
Payroll and other employee benefit costs	2,239	32.0%	2,126	33.1%	510	42.3%	0
Restaurant occupancy costs	896	12.8%	910	14.2%	100	8.3%	0
Other restaurant operating costs	295	4.2%	279	4.3%	96	8.0%	0
Restaurant-level operating profit	$ 1,172	16.7%	$ 964	15.0%	$ 103	8.5%	$ 0
Add - Franchise royalties and fees	101	1.4%	103	1.6%
Deduct - Other operating:
Depreciation and amortization	159	2.2%	182	2.8%	40	3.3%	0
General and administrative	666	9.4%	506	7.7%	114	9.5%	26
Advertising costs	199	2.8%	201	3.1%	10	0.8%	0
Franchise costs	32	0.5%	19	0.3%	0	0.0%	0
Loss on disposal of restaurants and equipment	3	0.0%	68	1.0%	0	0.0%	0
Preopening costs	6	0.1%	0	0.0%	214	17.7%	70
Total other operating	$ 1,065	15.0%	$ 976	14.9%	$ 378	31.3%	$ 96

Income (loss) from Operations	$ 208	2.9%	$ 91	1.4%	$ (275)	(22.8%)	$ (96)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

	Good Times Drive Thru Inc.				BD of Colorado, LLC
	Twelve Months Ended				Twelve Months Ended
	September 30,				September 30,
	2014		2013		2014
Restaurant Sales	$ 25,859	98.6%	$ 22,523	98.4%	$ 1,803	100%
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	8,656	33.5%	7,655	34.0%	617	34.2%
Payroll and other employee benefit costs	8,408	32.5%	7,809	34.7%	901	50.0%
Restaurant occupancy costs	3,408	13.2%	3,333	14.8%	198	11.0%
Other restaurant operating costs	1,121	4.3%	1,012	4.5%	165	9.2%
Restaurant-level operating profit (loss)	$ 4,266	16.5%	$ 2,714	12.0%	($78)	(4.3%)
Add - Franchise royalties and fees	375	1.4%	369	1.6%
Deduct - Other operating:
Depreciation and amortization	607	2.3%	719	3.1%	75	4.2%
General and administrative	2,123	8.1%	1,677	7.3%	240	13.3%
Advertising costs	947	3.6%	905	4.0%	41	2.3%
Franchise costs	96	0.4%	67	0.3%	0	0%
Loss on disposal of restaurants and equipment	(16)	(0.1%)	(18)	(.1%)	0	0%
Preopening costs	6	0.0%	0	0.0%	663	36.8%
Total other operating	$ 3,763	14.3%	$ 3,350	14.6%	$ 1,019	56.5%

Income (loss) from Operations	$ 878	3.3%	($267)	(1.2%)	($1,097)	(60.8%)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs for Good Times Drive Thru Inc. are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The table below sets forth certain unaudited information for the three and twelve months ended September 30, 2014 and September 30, 2013, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income or Loss to Non-GAAP Adjusted EBITDA

(In thousands)

Good Times Restaurants Inc.

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Net loss as reported	($149)	($163)	($690)	($687)

Adjustments to net income (loss):
Interest expense (inc), net	0	0	(5)	44
Depreciation & Amortization	210	191	714	759
Affiliate investment loss (income)	(11)	79	145	102
Preopen expense	220	70	669	99
Non-cash stock based compensation	66	97	162	169
Non-recurring special bonus	100	0	100	0
Non-cash disposal of assets	9	76	9	76
Adjusted EBITDA	$ 445	$ 350	$ 1,104	$ 562

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.